SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2007

ZOOM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18672	51-0448969
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

207 South Street, Boston, MA 02111
(Address of principal executive offices, including zip code)

 (617) 423-1072
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 21, 2007 Zoom Technologies, Inc. (the “Company”) announced that on November 16, 2007 it received a letter from the NASDAQ Stock Market that indicated the Company is not in compliance with Marketplace Rule 4310(c)(4) because the bid price of its common stock has closed below $1.00 for the last 30 consecutive business days.

Pursuant to NASDAQ Marketplace Rule 4310(c)(8)(D), the Company has been provided an initial period of 180 calendar days, or until May 14, 2008, to regain compliance. The letter states that the NASDAQ staff will provide written notification that the Company has achieved compliance with Rule 4310(c)(4) if at any time before May 14, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days.

If the Company cannot demonstrate compliance with Rule 4310(c)(4) by May 14, 2008, the NASDAQ staff will determine whether the Company meets the NASDAQ Capital Market initial listing criteria set forth in NASDAQ Marketplace Rule 4310(c), except for the bid price requirement. If the Company meets the initial listing criteria, the NASDAQ staff will notify the Company that it has been granted an additional 180 calendar day compliance period. If the Company is not eligible for an additional compliance period, the NASDAQ staff will provide written notice that the Company’s securities will be delisted. If that occurs, the Company will have the ability to request an appeal within 7 days of the notice of delisting. If the Company does appeal, we believe the delisting process would be stayed until the appeal is heard, typically within approximately 45 days of the Company’s appeal.

If NASDAQ makes a final determination to remove the Company’s security from listing, NASDAQ will provide public notice by issuing a press release and posting notice on its web site. This public notice will be disseminated no fewer than 10 days before the delisting becomes effective and will remain posted until the delisting is effective. Following such public notification, NASDAQ will file an application on Form 25 with the Securities and Exchange Commission (the “Commission”) to delist the security, and will promptly provide a copy of that Form 25 to the Company. The Form 25 and the delisting of the security will become effective 10 days after the Form 25 is filed pursuant to Exchange Act Rule 12d2-2(d)(1) unless the Commission postpones such delisting pursuant to Rule 12d2-2(d)(3).

If the Company is delisted a market maker may apply to have the Company’s shares traded on the Over-the-Counter Bulletin Board (the “OTCBB”). In order to be eligible to have its shares traded on the OTCBB the Company must remain current in its SEC filings.

A copy of the Company’s press release announcing receipt of the notice of noncompliance from NASDAQ is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed with this report:

Exhibit No.	Exhibit Description

99.1	Press release issued by Zoom Technologies, Inc., dated November 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TECHNOLOGIES, INC.
(Registrant)

	By:	/s/ Robert Crist
Robert A. Crist
Chief Financial Officer

Date: November 21, 2007